UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 28, 2015

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 10th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 935-8400

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         240-14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This amendment has been filed to correct typographical errors.

Item 3.02

Unregistered Sale of Equity Securities

On December, 28, 2015, the Company authorized the issuance of two hundred and fifty thousand (250,000) common shares to Birgit Gleiss, a German national, for consulting fees valued at $0.05 per share or $12,500; three hundred thousand (300,000) common shares to Shellie Schoppe for consulting fees valued at $0.05 per share or $15,000; fifty thousand (50,000) common shares to Carl Brown for consulting fees valued at $0.05 per share or $2,500; ten thousand (10,000) common shares to Xuedong Tian for consulting fees valued at $0.25 per share or $2,500; and ten thousand (10,000) common shares to Wong Lei Lai, a Chinese national, for consulting fees valued at $0.25 per share or $2,500.

The issuance of the common shares above relied on the transaction exemption afforded by Section 4(a)(2) and, or Regulation S of the Securities Act of 1933, as amended.  The issuance is exempt because of the private nature of the transaction which did not involve a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2016

SILVER HILL MINES, INC.

/s/ George Clair

______________________________

By:  George Clair

Title:  President